UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response. . . . 38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 12, 2007

155 East Tropicana, LLC
(Exact name of registrant as specified in its charter)

Nevada	333-124924	20-1363044
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

115 East Tropicana Avenue, Las Vegas, NV		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(702) 597-6076

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 – Registrant’s Business operations

Item 1.01               Entry into a Material Definitive Agreement.

On January 12, 2007, 155 East Tropicana, LLC (the “Company”), along with EW Common LLC and Florida Hooters LLC, the owners of the Company (the “Sellers”) signed a letter of intent (the “Letter”) to be acquired by an investment group led by NTH Advisory Group, LLC (the “Buyer”). Under the terms of the Letter, the Buyer has offered to purchase all of the outstanding membership interests for a purchase price of $95 million in cash and the payment of certain accrued royalties. The Buyer will also be responsible for any repurchases, and related costs, of the Company’s $130 million in principal amount of 8 ¾% Senior Secured Notes due 2012 as a result of the proposed change of control of the Company.

The Buyer has an inspection period of sixty calendar days in which the Buyer may terminate the proposed purchase in the Buyer’s sole discretion. The Buyer is required to place in escrow an initial deposit of $1,112,500 by February 12, 2007 and an additional deposit of $1,112,500 upon the expiration of the inspection period. The deposit will be non refundable following the expiration of the inspection period.

As currently proposed, the transaction is expected to close by June 30, 2007; but under certain conditions may be closed as late as April, 30, 2008. The closing will also be subject to the completion of due diligence, financing, and licensing, among other customary conditions. Pursuant to the Letter, the parties agreed that the Buyer has an exclusive right to negotiate the purchase of the Company’s outstanding membership interests until March 13, 2007.

Because no definitive agreement has been signed, there can be no assurance that (i) a definitive agreement will ever be entered into, or (ii) if a definitive agreement is entered into, that the terms and conditions of the definitive agreement will be the same or similar to those in the Letter, or (iii) that the conditions to closing a transaction will ever be satisfied, or (iv) that any transaction with the Buyer will be consummated.

A copy of the Letter is attached hereto as Exhibit 99.1. A copy of the January 19, 2007 press release announcing the Letter is attached hereto as Exhibit 99.2.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 – Letter of Intent signed January 12, 2007.

Exhibit 99.2 – Press Release issued on January 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

155 East Tropicana, LLC
(Registrant)

	By:	/s/ Deborah J. Pierce
Date: January 19, 2007		Deborah J. Pierce
	Its:	Chief Financial Officer